UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2009 (June 10, 2009)

I-many, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30883	01-0524931
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Thornall Street, 12 th Floor, Edison, NJ	08837
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 832-0228

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Agreement and Plan of Merger

On June 10, 2009, I-many, Inc., a Delaware corporation (“I-many” or the “Company”), Sapphire Stripe Holdings, Inc., a Delaware corporation (the “Buyer”) and Sapphire Stripe Acquisition Company, a Delaware corporation and a wholly owned subsidiary of Buyer entered into Amendment No. 3 (the “Third Amendment”) to the Agreement and Plan of Merger, dated April 29, 2009, by and among such parties, as amended by Amendment to Agreement and Plan of Merger, dated May 29, 2009 and Amendment No. 2 to Agreement and Plan of Merger, dated June 2, 2009 (as amended, the “Merger Agreement”).

Pursuant to the terms of the Third Amendment, the amount of cash into which each share of Company common stock will be converted at the effective time of the merger contemplated by the Merger Agreement (the “Effective Time”) is now determined by dividing (i) the sum of (A) $54,750,000, plus (B) the aggregate exercise price payable upon exercise of all in-the-money Company Stock Options (as defined in the Merger Agreement) outstanding immediately prior to the Effective Time, minus (D) the principal and accrued interest due on the Company’s outstanding senior convertible notes as of the Effective Time, minus (E) whether or not paid prior to the Effective Time, the amounts, if any, payable on account of the warrants issued by the Company dated November 6, 2006, minus (F) whether or not paid prior to the Effective Time, the amounts, not to exceed $1,198,887 in the aggregate, payable to employees of the Company pursuant to arrangements in place as of the date hereof, constituting retention, change in control and other payments approved by the Board of Directors for purposes of ensuring continuity through the Effective Time, minus (G) whether or not paid prior to the Effective Time, Transaction Expenses (as defined in the Merger Agreement) by (ii) the sum of the number of shares of Company Common Stock outstanding immediately prior to the Effective Time plus the number of shares of Company Common Stock (as defined in the Merger Agreement) issuable upon exercise of all in-the-money Company Stock Options outstanding immediately prior to the Effective Time. The Company estimates that the cash amount per share will be approximately $0.61.

The Board of Directors of the Company has approved the Third Amendment.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference in its entirety.

Item 8.01.	Other Events.

On June 11, 2009, I-many and Buyer issued a joint press release announcing the execution of the Third Amendment. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

2.1	Amendment No. 3 to Agreement and Plan of Merger dated June 10, 2009 by and among I-many, Inc., Sapphire Stripe Holdings, Inc. and Sapphire Stripe Acquisition Company

99.1	Joint Press Release dated June 11, 2009

*****

Safe Harbor for Forward-Looking Statements

Statements in this document regarding the proposed transaction between I-many and Buyer, and any other statements about I-many management’s future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing “believes,” “anticipates,” “plans,” “expects,” “may,” “will,” “would,” “intends,” “estimates,” “approximately” and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including but not limited to the risks surrounding the closing of the transaction, including failure of I-many’s stockholders to approve the merger; operational disruption from the merger; general economic and market conditions and such other factors described in I-many’s Annual Report on Form 10-K for the year ended December 31, 2008, and other filings that I-many makes with the SEC from time to time. In addition, the statements in this document reflect I-many’s expectations and beliefs as of the date of this document. I-many anticipates that subsequent events and developments will cause its expectations and beliefs to change. However, while I-many may elect to update these forward-looking statements publicly at some point in the future, it specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I-many, Inc.

Date: June 11, 2009	By:	/s/ Robert G. Schwartz, Jr.
Robert G. Schwartz, Jr.
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
2.1	Amendment No. 3 to Agreement and Plan of Merger dated June 10, 2009 by and among I-many, Inc., Sapphire Stripe Holdings, Inc. and Sapphire Stripe Acquisition Company

99.1	Joint Press Release dated June 11, 2009

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